OMB APPROVAL

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CAPITAL SENIOR LIVING CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE
     On April 30, 2007, Capital Senior Living Corporation (the “Company”) sent the following letter to FMR Corp., one of the Company’s stockholders. The Company is filing this letter with the Securities and Exchange Commission (the “SEC”) as additional soliciting material under Rule 14a-6 of the Securities Exchange Act of 1934 in connection with the solicitation of proxies for the proposal to approve the Company’s 2007 Omnibus Stock and Incentive Plan at the Company’s 2007 Annual Meeting of Stockholders.
     The Company has previously filed with the SEC and distributed to the Company’s stockholders the Company’s definitive Proxy Statement and Notice of 2007 Annual Meeting of Stockholders. The Proxy Statement and Notice contain important information concerning the matters to be voted on at the 2007 Annual Meeting of Stockholders, including the position of the Board of Directors with respect to those matters. Please note that the statements herein should be read in conjunction with the Company’s Proxy Statement and Notice of 2007 Annual Meeting of Stockholders.
     You can obtain any of the documents that we file with the SEC through the SEC’s Web site (www.sec.gov) or they can be reviewed and copied at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. To obtain documents from us free of charge, please direct requests in writing to David R. Brickham, General Counsel, Capital Senior Living Corporation, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.
COMPANY LETTER
April 30, 2007
Via E-Mail: sean.hanna@FMR.com
Mr. Sean Hanna
FMR Corp.
Merrimack, NH
Dear Mr. Hanna:
It is the Company’s intention to amend, within the next twelve months, the 2007 Omnibus Stock and Incentive Plan (if approved by the shareholders on May 8, 2007) to include the following, which reflect the intent of the proposed plan:
1.	Time-based full value awards will have a minimum three-year vesting term with no greater than 33-1/3% of the award vested each year.

2.	Performance-based full value awards will have a minimum one-year performance period.

3.	Acceleration of vesting of full value awards to a date earlier than the applicable minimum vesting term specified in (1) or (2) is prohibited except upon the occurrence of one or more of the following events: death, disability, change of control or retirement.
     I understand that these clarifications to the plan will permit you to recommend approval.
Sincerely,
/s/ Ralph A. Beattie
Ralph A. Beattie
Executive Vice President
Chief Financial Officer
RAB:bm

cc:	James A. Moore, Chairman of the Compensation Committee